Exhibit 99.01
FOR IMMEDIATE RELEASE

Investor Contact: Frank Yoshino	Press Contact: Robin Austin
Vice President — Finance	Director, Public Relations
(714) 885-3697	(714) 885-3462
EMULEX REPORTS THIRD QUARTER FISCAL 2008 RESULTS
Achieves Quarterly Revenues of $127.8 Million

          COSTA MESA, Calif., April 24, 2008 — Emulex Corporation (NYSE:ELX) today announced results for its third fiscal quarter ended March 30, 2008.
Third Quarter Highlights
•	Total net revenues of $127.8 million — an increase of 6% year-over-year

•	Host Server Product net revenues of $85.1 million — 67% of total net revenues

•	Embedded Storage Product net revenues of $42.5 million — 33% of total net revenues

•	GAAP gross margin of 63% and non-GAAP gross margin of 67%

•	GAAP operating income of $19.5 million, or 15% of total net revenues, and non-GAAP operating income of $34.4 million, or 27% of net revenues

•	GAAP diluted EPS of $0.19 and non-GAAP diluted EPS of $0.31

•	Cash, cash equivalents and investments of $332.1 million

•	Inventory turnover of 12.2 times
Financial Results
     Third quarter net revenues were $127.8 million, an increase of 6% over the comparable quarter of last year and a 2% decrease from the second quarter of the current fiscal year. Third quarter GAAP net income was $15.5 million, or $0.19 per diluted share. GAAP net income per diluted share increased 46% from the $0.13 per diluted share reported in the year ago period, but decreased 10% on a sequential basis from $0.21 per diluted share. Non-GAAP net income for the third quarter, which excludes amortization of intangibles and stock-based compensation, was $25.7 million, or $0.31 per diluted share. Non-GAAP net income per diluted share increased 15% from the $0.27 per diluted share reported last year, but decreased 9% sequentially from $0.34 per diluted share reported in the
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April 24, 2008

second quarter. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data.
     Jim McCluney, President and CEO commented, “Our third quarter results saw our Embedded Storage Products achieve revenues in excess of $42 million or one third of total revenues. Our continued focus on improving the supply chain helped deliver solid results for the third quarter. With inventory turns at 12.2, and our solid gross margin performance, our third quarter results once again demonstrated the Company’s commitment to balancing revenue performance and earnings growth.”
     “We enter the fourth quarter of fiscal 2008 with a healthy balance sheet, strong customer relationships and committed to delivering our tenth consecutive year of top line revenue growth,” concluded McCluney.
Business Outlook
          Although actual results may vary depending on a variety of factors, many of which are outside the Company’s control, Emulex is providing guidance for its fourth fiscal quarter ending June 29, 2008. Emulex is budgeting for fourth quarter net revenues in the range of $118-$123 million. The Company expects non-GAAP gross margin will be approximately 68% and non-GAAP earnings per diluted share could amount to $0.24-$0.27 in the fourth quarter. On a GAAP basis, Emulex expects gross margin of approximately 64% and diluted fourth quarter earnings per share of $0.13-$0.16. GAAP estimates reflect approximately $0.11 per diluted share in expected GAAP charges arising primarily from amortization of intangibles and stock-based compensation for the fourth quarter.
Webcast Information
          Emulex will host a webcast today at 2:00 p.m. Pacific time to discuss the financial results in detail. The webcast may be accessed live via the Emulex website at www.emulex.com. During the call, Emulex will discuss details of the third fiscal quarter financial results. A replay of the webcast will be available in the audio archive section of the investor relations page of the Emulex website. In addition, a replay of the quarterly conference call will be available for 48 hours by calling (888) 203-1112 and using the passcode 9960243.
About Emulex
          Emulex Corporation creates enterprise-class products that intelligently connect storage, servers and networks enabling access to information that is open, adaptable and secure. The world’s largest storage and server OEMs rely on our highly flexible common architecture to establish a robust

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foundation for cost effectively integrating a wide array of storage protocols, standards, and speeds. Emulex is listed on the New York Stock Exchange (NYSE:ELX) and corporate headquarters is located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.

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Note Regarding Non-GAAP Financial Information. To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company has included the following non-GAAP financial measures in this press release or in the webcast to discuss the Company’s financial results for the third fiscal quarter which may be accessed via the Company’s website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP diluted earnings per share. Each of these non-GAAP financial measures is adjusted from results based on GAAP to exclude certain expenses and gains. As a general matter, the Company uses these non-GAAP measures in addition to and in conjunction with results presented in accordance with GAAP. Among other things, the Company uses such non-GAAP financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business, in connection with the preparation of annual budgets, and in measuring performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.
These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
The non-GAAP disclosures and the non-GAAP adjustments, including the basis for excluding such adjustments and the impact on the Company’s operations, are outlined below:
          Non-GAAP gross margin. Non-GAAP gross margin excludes the effects of (i) amortization of intangibles, (ii) stock-based compensation expense, (iii) the mark-up to fair value of inventory acquired in the Sierra Logic acquisition and subsequently sold and (iv) impairment of intangible assets. At the time of an acquisition, the intangible assets and inventory of the acquired company are recorded at fair value and subsequently either amortized over their estimated useful lives or expensed as sold. The Company believes that such intangibles and the mark-up on acquired inventory do not constitute part of its core business because they generally represent costs incurred by the acquired company to build value prior to acquisition and as such they are effectively part of transaction costs rather than ongoing costs of operating the Company’s core business. In this regard, the Company notes that (1) once the intangibles are fully amortized or the acquired inventory is consumed, the intangibles and the inventory mark-up will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (2) although the Company sets the amortization expense based on useful life of the various assets at the time of the transaction, the Company cannot influence the timing and amount of the future amortization expense recognition once the lives are established. As a result, the Company believes that exclusion of these costs in presenting non-GAAP gross margin and other non-GAAP financial measures provides management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within its core business. Similarly, the Company

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believes that presentation of gross margin and other non-GAAP measures that exclude the impact to gross margin of stock-based compensation expense assists management and investors in evaluating the period over period performance of the Company’s ongoing core business operations because the expenses are non-cash in nature and, although the size of the grants is within the Company’s control, the amount of expense varies depending on factors such as short-term fluctuations in stock price and volatility which can be unrelated to the operational performance of the Company during the period in question and generally is outside the control of management during the period in which the expense is recognized. Moreover, the Company believes that the exclusion of stock-based compensation in presenting non-GAAP gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to the Company’s gross margin and other financial measures in comparison to both prior periods as well as to its competitors. Furthermore, with respect to the exclusion of charges relating to the impairment of intangible assets, the Company believes that presentation of a measure of non-GAAP gross margin that excludes such charges is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, the Company notes that the impairment of intangible assets charges are infrequent in nature and are unrelated to the Company’s core business.
          The Company believes disclosure of non-GAAP gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, the Company has limited control over the timing and amount of the expenditures being discussed. A material limitation associated with the use of this measure as compared to the GAAP measure of gross margin is that it may not be comparable with the calculation of gross margin for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
          Non-GAAP operating income. Non-GAAP operating income excludes the effects of (i) amortization of intangibles, (ii) in-process research and development expenses, (iii) stock-based compensation expense, (iv) the mark-up to fair value of inventory acquired in the Sierra Logic acquisition and subsequently sold and (v) impairment of intangible assets. The Company believes that presentation of a measure of operating income that excludes amortization of intangibles, the mark-up on Sierra Logic inventory acquired, stock-based compensation expense and impairment of intangible assets is useful to management and investors for the same reasons as described above with respect to non-GAAP gross margin. In-process research and development is an expense relating to acquisitions. At the time of an acquisition, in-process research and development costs of the acquired entity are expensed. As is the case with respect to the amortization of intangibles, the Company believes that such in-process research and development expenses do not constitute part of its core business because they generally represent costs incurred by the acquired company to build value or develop technology prior to acquisition and as such they are part of transaction costs rather than ongoing costs of operating the Company’s core business. In this regard, the Company notes that (1) once in-process research and development is expensed, it generally will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (2) the Company cannot influence the amount of in-process research and development expenses incurred. As a result, the Company believes that exclusion of in-process research and development expenses in presenting non-GAAP operating income gives management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within its core business.

FY’08 Q3 Earning Results
April 24, 2008

          The Company believes disclosure of non-GAAP operating income has economic substance because the excluded expenses are either infrequent in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating income is that it may not be comparable with the calculation of operating income for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
          Non-GAAP operating expenses. Non-GAAP operating expenses exclude the effects of (i) amortization of intangibles, (ii) in-process research and development expenses, (iii) stock-based compensation expense and (iv) impairment of intangible assets. The Company believes that presentation of a measure of operating expenses that excludes the amortization of intangibles, in-process research and development expenses, stock-based compensation expense and impairment of intangible assets is useful to investors and the Company for the same reasons as described above with respect to non-GAAP operating income and non-GAAP gross margin.
          The Company believes disclosure of non-GAAP operating expenses has economic substance because the excluded expenses are either infrequent in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating expenses is that it may not be comparable with the calculation of operating expenses for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
          Non-GAAP net income and non-GAAP diluted earnings per share. Non-GAAP net income and non-GAAP earnings per share exclude the effects of (i) amortization of intangibles, (ii) in-process research and development expenses, (iii) stock-based compensation expense, (iv) the mark-up to fair value of inventory acquired in the Sierra Logic acquisition and subsequently sold, (v) net recovery of a previous impairment of a strategic investment and associated note, and (vi) impairment of intangible assets. In addition, non-GAAP net income and non-GAAP diluted earnings per share reflect an adjustment of income tax expense associated with exclusion of the foregoing expense (income) items. The adjustment of income taxes is required in order to provide management and investors a more accurate assessment of the taxes that would have been payable on net income, as adjusted by exclusion of the effects of the above listed items. The Company believes that presentation of measures of net income and diluted earnings per share that exclude these items is useful to management and investors for the reasons described above with respect to non-GAAP gross margin and non-GAAP operating income. Moreover, the Company believes that presentation of a measure of net income and diluted earnings per share that excludes the net recovery related to a previous impairment of strategic investment and associated note, is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, the Company notes that recoveries of this type are infrequent in nature and are unrelated to the Company’s core business.

FY’08 Q3 Earning Results
April 24, 2008

          The Company believes disclosure of non-GAAP net income and non-GAAP diluted earnings per share has economic substance because the excluded expenses are infrequent in nature, do not represent current cash expenditures, or are unlikely to be recurring and are variable in nature. A material limitation associated with the use of this measure as compared to the GAAP measures of net income and diluted earnings per share is that they may not be comparable with the calculation of net income and diluted earnings per share for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, and the reconciliation of forward-looking diluted earnings per share below, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The Company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. In the past, the Company’s results have been significantly impacted by a widespread slowdown in technology investment that pressured the storage networking market that is the mainstay of the Company’s business. A downturn in information technology spending could adversely affect the Company’s revenues and results of operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of the Company’s Original Equipment Manufacturer (OEM) customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable and seasonal procurement patterns of the Company’s customers; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific computer chip solutions for selected applications; a shift in unit product mix from higher-end to lower-end mezzanine card products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; plans for research and development activities; the Company’s dependence on international sales and internationally produced products; the effect of acquisitions; impairment charges; changes in tax rates or legislation; changes in accounting standards; and the potential effects of global warming and any resulting regulatory changes on our business. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q, under the caption “Risk Factors.”
This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.

FY’08 Q3 Earning Results
April 24, 2008

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 30,	April 1,	March 30,	April 1,
	2008	2007	2008	2007

Net revenues	$127,846	$120,211	$375,538	$343,919
Cost of sales	47,817	49,626	145,840	146,353

Gross profit	80,029	70,585	229,698	197,566

Operating expenses:
Engineering and development	33,031	31,610	95,795	86,487
Selling and marketing	15,613	12,891	42,257	35,027
General and administrative	9,657	7,812	27,034	21,830
In-process research and development	—	(814)	—	19,825
Impairment of other intangible assets	—	2,001	—	2,001
Amortization of other intangible assets	2,253	2,563	7,171	9,551

Total operating expenses	60,554	56,063	172,257	174,721

Operating income	19,475	14,522	57,441	22,845

Nonoperating income:
Interest income	2,858	3,655	9,654	16,528
Interest expense	(14)	(41)	(25)	(1,185)
Other income, net	8	21	69	1,016

Total nonoperating income	2,852	3,635	9,698	16,359

Income before income taxes	22,327	18,157	67,139	39,204

Income tax provision	6,806	6,771	23,803	22,932

Net income	$15,521	$11,386	$43,336	$16,272

Net income per share:
Basic	$0.19	$0.13	$0.53	$0.19

Diluted	$0.19	$0.13	$0.52	$0.19

Number of shares used in per share computations:
Basic	82,119	84,667	82,152	84,796

Diluted	83,712	86,734	84,103	86,750

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April 24, 2008

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	March 30,	July 1,
	2008	2007

Assets

Current assets:
Cash and cash equivalents	$172,448	$69,036
Investments	159,454	202,288
Accounts and other receivables, net	67,467	67,529
Inventories	15,706	28,973
Prepaid expenses	10,529	4,114
Deferred income taxes	21,972	27,114

Total current assets	447,576	399,054

Property and equipment, net	68,707	64,294
Investments	152	—
Intangible assets, net	149,829	170,689
Deferred income taxes	6,603	—
Other assets	16,496	25,440

	$689,363	$659,477

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$17,479	$19,761
Accrued liabilities	30,062	29,483
Income taxes payable	1	21,285

Total current liabilities	47,542	70,529

Other liabilities	3,053	802
Deferred income taxes	—	6,239
Accrued taxes	21,460	—

Total liabilities	72,055	77,570

Total stockholders’ equity	617,308	581,907

	$689,363	$659,477

FY’08 Q3 Earning Results
April 24, 2008

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information
Historical Net Revenues by Channel and Territory:

	Q3 FY 2008	% Total	Q3 FY 2007	% Total
($000s)	Revenues	Revenues	Revenues	Revenues	% Change

Revenues from OEM customers	$99,221	78%	$87,249	73%	14%
Revenues from distribution	28,626	22%	32,753	27%	(13%)
Other	(1)	nm	209	nm	nm

Total net revenues	$127,846	100%	$120,211	100%	6%

United States	$49,357	39%	$53,110	44%	(7%)
Pacific Rim countries	32,596	25%	21,929	18%	49%
Europe and rest of world	45,893	36%	45,172	38%	2%

Total net revenues	$127,846	100%	$120,211	100%	6%

nm — not meaningful
Summary of Stock-based Compensation:

	Three Months Ended		Nine Months Ended
	March 30,	April 1,	March 30,	April 1,
($000s)	2008	2007	2008	2007

Cost of sales	$334	$352	$1,007	$794
Engineering & development	2,998	3,423	9,018	9,751
Selling & marketing	1,385	1,421	4,240	4,314
General & administrative	2,314	2,588	6,857	6,468

Total stock-based compensation	$7,031	$7,784	$21,122	$21,327

Reconciliation of GAAP gross margin to non-GAAP gross margin:

	Three Months Ended		Nine Months Ended
	March 30,	April 1,	March 30,	April 1,
	2008	2007	2008	2007

GAAP gross margin	62.6%	58.7%	61.2%	57.4%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.2%	0.3%	0.2%	0.2%
Amortization of intangibles	4.4%	6.1%	4.9%	5.5%
Impairment of intangible assets	—	—	0.8%	—
Additional cost on sell through of stepped up inventory	—	0.1%	—	0.6%

Non-GAAP gross margin	67.2%	65.2%	67.1%	63.7%

FY’08 Q3 Earning Results
April 24, 2008

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:

	Three Months Ended		Nine Months Ended
	March 30,	April 1,	March 30,	April 1,
($000s)	2008	2007	2008	2007

GAAP operating expenses, as presented above above	$60,554	$56,063	$172,257	$174,721

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation	(6,697)	(7,432)	(20,115)	(20,533)
Amortization of other intangibles	(2,253)	(2,563)	(7,171)	(9,551)
Impairment of other intangible assets	—	(2,001)	—	(2,001)
In-process research and development	—	814	—	(19,825)

Impact on operating expenses	(8,950)	(11,182)	(27,286)	(51,910)

Non-GAAP operating expenses	$51,604	$44,881	$144,971	$122,811

Reconciliation of GAAP operating income to non-GAAP operating income:

	Three Months Ended		Nine Months Ended
	March 30,	April 1,	March 30,	April 1,
($000s)	2008	2007	2008	2007

GAAP operating income as presented above	$19,475	$14,522	$57,441	$22,845

Items excluded from GAAP operating income to calculate non-GAAP operating income:
Stock-based compensation	7,031	7,784	21,122	21,327
Amortization of intangibles	7,851	9,866	25,482	28,072
Impairment of other intangible assets	—	2,001	3,097	2,001
In-process research and development	—	(814)	—	19,825
Additional cost on sell through of stepped up inventory	—	114	—	2,036

Impact on operating income	14,882	18,951	49,701	73,261

Non-GAAP operating income	$34,357	$33,473	$107,142	$96,106

FY’08 Q3 Earning Results
April 24, 2008

Reconciliation of GAAP net income to non-GAAP net income:

	Three Months Ended		Nine Months Ended
	March 30,	April 1,	March 30,	April 1,
($000s)	2008	2007	2008	2007

GAAP net income as presented above	$15,521	$11,386	$43,336	$16,272

Items excluded from GAAP net income to calculate non-GAAP net income:
Stock-based compensation	7,031	7,784	21,122	21,327
Amortization of intangibles	7,851	9,866	25,482	28,072
Impairment of other intangible assets	—	2,001	3,097	2,001
In-process research and development	—	(814)	—	19,825
Additional cost on sell through of stepped up inventory	—	114	—	2,036
Net recovery related to a previous impairment of a strategic investment and associated note	—	—	—	(819)
Income tax effect of above items	(4,674)	(6,525)	(16,269)	(17,282)

Impact on net income	10,208	12,426	33,432	55,160

Non-GAAP net income	$25,729	$23,812	$76,768	$71,432

Reconciliation of GAAP diluted earnings per share to non-GAAP diluted earnings per share:

	Three Months Ended		Nine Months Ended
	March 30,	April 1,	March 30,	April 1,
(shares in 000s)	2008	2007	2008	2007

Diluted GAAP earnings per share as presented above	$0.19	$0.13	$0.52	$0.19

Items excluded from diluted GAAP earnings per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation	0.06	0.07	0.18	0.17
Amortization of intangibles	0.06	0.07	0.19	0.20
Impairment of other intangible assets	—	0.01	0.02	0.01
In-process research and development	—	(0.01)	—	0.22
Additional cost on sell through of stepped up inventory	—	0.00	—	0.01
Net recovery related to a previous impairment of a strategic investment and associated note	—	—	—	0.00

Impact on diluted earnings per share	0.12	0.14	0.39	0.61

Non-GAAP diluted earnings per share	$0.31	$0.27	$0.91	$0.80

Diluted shares used in non-GAAP per share computations	83,712	86,734	84,103	90,112

FY’08 Q3 Earning Results
April 24, 2008

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for
Three Months
Ending
June 29, 2008
Non-GAAP diluted earnings per share guidance	$0.24 - $0.27

Items excluded, net of tax, from non-GAAP diluted earnings per share to calculate GAAP diluted earnings per share guidance:
Amortization of intangibles	0.05
Stock-based compensation	0.06

GAAP diluted earnings per share guidance	$0.13 - $0.16

Forward-Looking Gross Margin Reconciliation:

Guidance for
Three Months
Ending
June 29, 2008
Non-GAAP gross margin guidance	68%

Items excluded from non-GAAP gross margin to calculate GAAP gross margin guidance:
Amortization of intangibles	4%
Stock-based compensation	0%

GAAP gross margin guidance	64%